UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2025

Tesla, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Tesla Road
Austin, Texas 78725
(Address of Principal Executive Offices, and Zip Code)
(512) 516-8177
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On May 15, 2025, John R. (Jack) Hartung was appointed to serve as a member of the Board of Directors (the “Board”) of Tesla, Inc. (“Tesla”), as well as a member of the Audit Committee of the Board, effective as of June 1, 2025.

A son-in-law of Mr. Hartung has been a non-executive, salaried employee of Tesla since December 2016, and does not share a household with Mr. Hartung. He is currently a Service Technician at Tesla and earned total compensation for fiscal year 2024, including the value of equity incentives, of approximately $124,000. This compensation was determined in accordance with Tesla’s compensation practices applicable to employees with similar qualifications and responsibilities and holding similar positions.

Except as described above, there are no related party transactions between Tesla and Mr. Hartung that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hartung is eligible to receive compensation pursuant to Tesla’s standard outside director compensation package as previously approved by the Board. However, Mr. Hartung has waived any entitlement to cash compensation, until further notice to Tesla otherwise, and has joined the remainder of our Board in waiving equity compensation until such time as new determinations are made by the Board with respect to equity compensation.

A copy of the post published on X on May 16, 2025 announcing the appointment of Mr. Hartung to the Board is attached as Exhibit 99.1
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	X Post, dated May 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Brandon Ehrhart
Brandon Ehrhart General Counsel and Corporate Secretary
Date: May 16, 2025